UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

IDT Corporation (the “Registrant” or the “Company”) previously announced on October 3, 2008, November 6, 2008 and on July 28, 2009, the planned succession by Howard S. Jonas of James A. Courter as Chief Executive Officer (“CEO”) of the Company, which position would be in addition to Mr. Jonas’ current duties as Chairman of the Board of the Company.  The succession was intended to take place upon Mr. Courter’s retirement from the CEO position.  On September 17, 2009, the Board of Directors of the Registrant (the “Board”) elected Mr. Jonas to serve as the Company’s CEO upon Mr. Courter’s retirement from the CEO position with the Company which will take place upon the expiration of Mr. Courter’s employment agreement on October 21, 2009.

As noted in the previous disclosure, Mr. Jonas entered into an amendment to his employment agreement (the “Employment Agreement”) that provides for a five-year term (the “Term”) and for the payment of his base compensation in shares of Common Stock and Class B Common Stock for the five-year period beginning on January 1, 2009.  Under the Employment Agreement, Mr. Jonas was granted 3,529,282 restricted shares of the Registrant’s Class B Common Stock and 2,650,000 restricted shares of the Registrant’s Common Stock in lieu of a cash base salary during the Term.  A copy of the Employment Agreement was filed as Exhibit 99.1 to the Form 8-K/A filed with the Securities and Exchange Commission on November 6, 2008 and is incorporated herein by reference.

On September 17, 2009, the Compensation Committee of the Board approved an agreement between the Company and Mr. Courter that will be effective upon Mr. Courter’s retirement from the CEO position.  Mr. Courter will remain as the Vice Chairman of the Company and as a Vice Chairman of Genie Energy Corporation.  He will be paid $250,000 per annum.  Mr. Courter will surrender his 943,268 outstanding options to purchase Class B Common Stock of the Company and will receive 281,411 shares of IDT’s Class B Common Stock.  For a period of five years from the grant date, and subject to certain conditions, 225,129 of these shares will be convertible, at the option of Mr. Courter, into the number shares of Genie Energy Corporation equal to 1% of the outstanding equity of Genie Energy Corporation at the time of conversion.  In addition, Mr. Courter will receive a bonus of $638,000 to be paid in two annual installments.

Mr. Jonas, 53, founded IDT in August 1990, and has served as Chairman of the Board of Directors since its inception.  Mr. Jonas has served as the Chairman of the Board of CTM Media Holdings, Inc. since August 2009.  Mr. Jonas served as Chief Executive Officer of the Company from December 1991 until July 2001, as President of the Company from December 1991 through September 1996, and as Treasurer of the Company from inception through 2002. Mr. Jonas has also served as the Vice Chairman of the Board of Directors of IDT Telecom from December 1999 to April 2008, as Co-Chairman since April 2008, and as a director of IDT Capital since September 2004. Mr. Jonas served as Co-Chairman of the Board of Directors of IDT Entertainment from November 2004 until August 2006.  In addition, Mr. Jonas has been a director of IDT Energy since June 2007 and a director of American Shale Oil Corporation since January 2008. Mr. Jonas is also the founder and has been President of Jonas Publishing since its inception in 1979. Mr. Jonas was the Chairman of the Board of Directors of Net2Phone from October 2001 to October 2004, the Vice Chairman of the Board of Directors of Net2Phone from October 2004 to June 2006, and has served as the Chairman of Net2Phone since June 2006. Mr. Jonas received a B.A. in Economics from Harvard University.

In fiscal 2009, the Company billed $233,543 for connectivity and other services it provided to Jonas Media Group (f/k/a Jonas Publishing), which is owned by Mr. Jonas.  Jonas Media Group owed this amount to the Company as of July 31, 2009.

There is a brother/sister relationship between Mr. Jonas and Joyce J. Mason, General Counsel, Corporate Secretary and Executive Vice President.  Joyce Mason’s total compensation in fiscal 2009 was approximately $357,587.

Mr. Jonas’ son, Samuel Jonas, is the Company’s Vice President of Operations.  His fiscal 2009 annual compensation was $166,528.

Union Telecard Alliance, a subsidiary of the Company, is currently leasing space at 3220 Arlington Avenue, Bronx, NY.  The property is owned by 3220 Arlington Suites, LLC, of which Howard Jonas and Samuel Jonas are members.   The rental price for 3,304 square feet is $135,100 per year for a two-year lease and $66,080 in build out costs paid by UTA.

In 2006, the Company, as managing member of 494 Broad, LLC, engaged Atlantic C&P, Inc., a company owned by Samuel Jonas to build out and run a cafeteria on the property located at 494 Broad Street in Newark, New Jersey.  Atlantic C&P paid $170,000 to build out the space, including the cost of equipment.  On March 8, 2007, a Purchase and Sale Agreement was signed for the property, pursuant to which the buyer required the removal of all of the improvements.  Atlantic C&P, after removing the improvements, netted $20,000.  In August 2009, the Company reimbursed Atlantic C&P its $150,000 loss for the build out.

Upon the consummation of the spin-off of the Company’s subsidiary, CTM Media Holdings, Inc., the Company and CTM Media Holdings, Inc. entered into a Services Agreement pursuant to which the Company will provide CTM Media Holdings, Inc. administrative, financial, regulatory, employee-related benefits and legal services for an annual fee of approximately $1.5 million.  CTM Media Holdings, Inc. was spun-off to the stockholders of the Company on September 14, 2009.  Howard Jonas is the controlling stockholder and Chairman of the Board of CTM Media Holdings, Inc.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 17, 2009, the Board voted to amend the Company’s by-laws and adopted the Company’s Fourth Amended and Restated By-Laws (the “By-Laws”).  The amendment made effective September 17, 2009, was to clarify that the Indemnification provision contained within the By-Laws is intended to indemnify directors or officers of the Corporation, as well as directors or officers of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Corporation owns, directly or indirectly, greater than fifty percent.   A copy of the By-Laws is attached hereto as Exhibit 3.01 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
3.01	Fourth Amended and Restated By-Laws of IDT Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name:	James A. Courter
Title:	Chief Executive Officer

Dated: September 23, 2009

EXHIBIT INDEX

Exhibit Number	Document
3.01	Fourth Amended and Restated By-Laws of IDT Corporation.